UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2006 (May 12, 2006)
GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027
(Address of principal executive offices)
615-221-8400
(Registrant’s telephone number, including area code)
Private Business, Inc.
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Goldleaf Financial Solutions, Inc., the registrant (“Goldleaf”) entered into a third amendment, effective May 3, 2006, to its credit agreement with Bank of America, N.A. (the “Credit Agreement”), originally dated January 19, 2004, as amended and restated on January 23, 2006 and as further amended on February 17, 2006 and April 5, 2006. Goldleaf and the lenders under the Credit Agreement exchanged signatures on this third amendment (the “Third Amendment”) on May 8, 2006, and The Lightyear Fund, L.P., a guarantor under the Credit Agreement, acknowledged and consented to the Third Amendment on May 15, 2006. In the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference, the parties to the Credit Agreement adjusted the method for calculating certain financial ratios under the Credit Agreement and extended the deadline for obtaining key man life insurance under the Credit Agreement to June 14, 2006.
     This description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amendment.
Item 2.02. Results of Operations and Financial Condition.
     On May 12, 2006, Goldleaf issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release describes the company’s results of operations for the three months ended March 31, 2006.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On May 15, 2006, Goldleaf entered into the Third Amendment as described in Item 1.01, which text is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
10.1	Third Amendment to Amended and Restated Credit Agreement.
99.1	Press Release dated May 12, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.
By:	/s/ Michael Berman
	Name:	Michael Berman
	Title:	General Counsel and Secretary

Date: May 15, 2006